                                                                   EXHIBIT 10.15

                               PROMISSORY NOTE
$1,000,000.00                                         Sault Ste. Marie, Michigan
                                                              September 28, 1995


         FOR VALUE RECEIVED, NEWBERRY BANCORP, INC., a Delaware corporation of 209 East Portage Avenue, Sault Ste. Marie, MI 49783 (the "Borrower"), promises to pay to the order of FIRST NORTHERN BANK & TRUST, a Michigan banking corporation (the "Lender"), at 130 South Cedar Street Manistique, MI 49854, or at such other place as the holder may designate in writing the principal sum of One Million Dollars ($1,000,000.00), together with interest in accordance with the terms of this Note.

         Interest Rate. The interest rate shall be the Prime Rate (as hereinafter defined) plus one-half percent (1/2%). Interest shall be computed on the basis of a 365-day year for the actual number of days outstanding. "Prime Rate" shall mean that variable rate of interest per annum from time to time publicly announced by Citibank N.A., New York, as its prime rate of interest which may not be that bank's lowest rate of interest charged to its most credit worthy customers. Any change in the interest rate occasioned by a change in the Prime Rate shall be effective as of the date of such change,

         Notwithstanding the foregoing, during all times that there exists an event of default and after maturity, the interest rate shall be a per annum rate which is two percent (2%) higher than the interest rate otherwise in effect, but never less than the interest rate in effect immediately following such default or maturity. In addition, a late payment charge to defray administrative expenses in the amount of $.05 for each dollar overdue for more than fifteen (15) days may be assessed by the holder.

         Payment. Accrued interest and Twelve Thousand Five Hundred Dollars ($12,500) shall be paid on February 1, 1996, and on the 1st day of each of May and August, 1996. A final payment of all outstanding principal and accrued interest shall be due and payable on November 1, 1996. All payments shall first be applied against accrued interest, costs and late payment charges, and the balance shall be applied against the principal.

         Prepayment. Borrower may prepay the principal, in whole or in part, at any time without premium or penalty. Borrower may from time to time prepay any principal, in whole of in part at any time, without premium of penalty. All prepayments of principal shall include interest accrued to the date of prepayment on the principal amount being prepaid. Amounts prepaid may not be reborrowed. Any partial prepayments shall be applied to principal last coming due.

         Security. The indebtedness evidenced by this Note and any extensions, renewals or modifications of such indebtedness is secured by shares of capital stock of University Bank pursuant to a Pledge Agreement ("Pledge") of even date executed by Borrower.

         Events Of Default; Acceleration. This Note evidences indebtedness incurred under a certain Loan Agreement dated as of September 28, 1995, executed by and between the Borrower and the Lender (and if amended, restated or replaced, all amendments, restatements and replacements thereto or therefore, if any,)(the "Loan Agreement"), to which Loan Agreement reference is hereby made for a statement of terms and provisions, including those under which this Note may be considered in default and have its due date accelerated.

         Upon the occurrence of an event of default, the holder of this Note may, without notice or demand, declare the entire principal balance of this Note, together with all accrued interest immediately due and payable.

         General Provisions. Any failure by the holder to exercise any right under this Note, including the right to accelerate Borrower's obligations upon the occurrence of an event of default, shall not constitute a waiver of the right to exercise such right while such default continues or upon another default. No waiver or release shall be binding against the holder unless given in writing by such holder.

         In addition to all indebtedness and accrued interest, Borrower agrees to pay all costs of collection and enforcement of this Note, the Pledge or any related agreement including, without limitation, attorneys fees.

         At no time shall the interest rate on this Note exceed the highest interest rate permitted by law; to the extent amounts received by the holder are attributable to an interest rate in excess of that permitted by law, such amounts shall be deemed permitted prepayments of principal last coming due and applied as such without premium or penalty.

         Borrower waives presentment, demand, protest, notice of protest and notice of dishonor of this Note, except as otherwise provided herein.

         This Note shall be governed by and construed in accordance with the laws of the state of Michigan.

                          NEWBERRY BANCORP, INC.

                          By: Stephen L. Ranzini
                              ----------------------------
                              Its President
                              ----------------------------
                          And By Joseph L. Ranzini
                                 -------------------------
                              Its Chairman
                              ----------------------------

                                 LOAN AGREEMENT

         THIS AGREEMENT, dated as of September 28, 1995, is by and between NEWBERRY BANCORP, INC., a corporation organized under the laws of the state of Delaware (the "Borrower"), and FIRST NORTHERN BANK & TRUST, a Michigan banking corporation (the "Lender").

         The parties hereto agree as follows:

                                SECTION 1. LOAN

         SECTION 1.1. LOAN. Subject to the terms and conditions of this Agreement, the Lender agrees to loan to the Borrower ONE MILLION UNITED STATES DOLLARS ($1,000,000) (the "Commitment").

         SECTION 1.2. NOTE. The Loan shall be evidenced by a promissory note (the promissory note and any renewal of the promissory note are referred to in this Agreement as the "Note"), substantially in the form of Exhibit A, with appropriate insertions, dated the date hereof, payable to the order of the Lender, in the principal amount of the Commitment.

                          SECTION 2. INTEREST AND FEES

         SECTION 2.1. INTEREST. The unpaid principal of the Loan from time to time outstanding hereunder shall bear interest at the rates reflected in Exhibit A.

         SECTION 2.2. INTEREST PAYMENT DATES. Accrued interest shall be paid on the dates reflected in Exhibit A.

         SECTION 2.3. PAYMENT AND PREPAYMENT. Borrower may from time to time prepay any principal, in whole or in part at any time, without premium of penalty. All prepayment of principal shall include interest accrued to the date of prepayment on the principal amount being prepaid. Amounts prepaid may not be reborrowed. Any partial prepayments shall be applied to principal last coming due.

         SECTION 2.4. RENEWAL. Provided that all payments required under the Note have been made and provided that the Borrower is in compliance with all the terms and provisions set forth in this Agreement or in exhibits hereto on Borrower's part to be observed and performed, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from renewal of the Loan, Lender agrees that it will, at maturity of the Note, renew the Loan for a one (1) year period on the same terms and subject to the same conditions as the original Loan, less the principal required to be paid from the date of the original Loan to the date of maturity of the Note. At the time of any such renewal, Borrower shall execute and deliver a new note to Lender reflecting the reduced principal and new maturity date.

                              SECTION 3. PAYMENTS

         Payments and prepayments of principal and interest shall be made in immediately available funds to the Lender at its main banking office at 130 South Cedar Street, Manistique, Michigan 49854.

                              SECTlON 4. SECURITY

         The indebtedness evidenced by the Note shall be secured by one hundred percent (100%) of the issued and outstanding capital stock of University Bank (formerly "The Newberry State Bank"), a Michigan banking corporation having its principal office in Ann Arbor, Michigan ("Bank"), which stock shall be pledged pursuant to the Pledge Agreement in the form of Exhibit B attached hereto ("Pledge Agreement").

                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

         To induce the Lender to make the Loan, the Borrower represents and warrants to the Lender that:

         SECTION 5.1. ORGANIZATION. The Borrower is a corporation existing and in good standing under the laws of the state of Delaware; each subsidiary (specifically including but not limited to each subsidiary which is a bank ("Subsidiary Bank")) is a corporation duly existing and in good standing under the laws of the jurisdiction of its incorporation; the Borrower and any subsidiary (specifically including but not limited to each Subsidiary Bank) are duly qualified, in good standing and authorized to do business in each jurisdiction where, because of the nature of their activities or properties, such qualification is required; and the Borrower and any subsidiary (specifically including but not limited to each Subsidiary Bank) have the corporate power and authority to own their properties and to carry on their businesses as now being conducted.

         SECTION 5.2. AUTHORIZATION; NO CONFLICT; BINDING OBLIGATIONS. The borrowing hereunder, the execution and delivery of the Note, and the performance by the Borrower of its obligations under this Agreement and the Note are within the Borrower's corporate powers, have been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or by-laws of the Borrower or any subsidiary or of any agreement binding upon the Borrower or any subsidiary. This agreement is, and the Note and Pledge Agreement upon their execution and delivery will be, legal, valid and binding obligations of Borrower which are enforceable against Borrower in accordance with their respective terms,

         SECTION 5.3. FINANCIAL STATEMENTS. The Borrower has supplied copies of the following financial or other statements to the Lender:

         (a) The Borrower's unaudited consolidated financial statements as at June 30, 1995;

         (b) The Borrower's audited consolidated financial statements as at December 31, 1994.

Such statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and accurately present the condition of the Borrower and its subsidiaries as at such dates and the results of their operations for the respective periods then ended. Since the date of those statements, no material, adverse change in the business, properties, assets, operations, conditions, or prospects of the Borrower or any subsidiary has occurred of which the Lender has not been advised in writing before this Agreement was signed. There is no known contingent liability of the Borrower or any subsidiary which is known to be in an amount in excess of S25,000 (excluding loan commitments, letters of credit, and other contingent liabilities incurred in the ordinary course of the banking business) that is not disclosed or reflected in such financial statements or of which the Lender has not been advised in writing before this Agreement was signed.

         SECTlON 5.4. TAXES. The Borrower and each subsidiary have filed or caused to be filed all federal, state, and local tax returns, if any, which, to the knowledge of the Borrower or any subsidiary, are required to be filed, and have paid or have caused to be paid all taxes, including those shown on such returns or on any assessment received by them to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower or the appropriate subsidiary, and as to which no foreclosure, distraint, sale, or similar proceedings have been commenced).

         SECTION 5.5. LIENS. None of the assets of the Borrower or any subsidiary are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance, or security interest, except for: (a) current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or advances or borrowed money or the deferred purchase price of property or services; (c) liens and security interests securing deposits of public funds, repurchase agreements, Federal funds purchased, trust assets, and similar liens granted in the ordinary course of the banking business; and (d) to the extent reflected in the financial statements referred to above.

         SECTION 5.6. ADVERSE CONTRACTS. Neither the Borrower nor any subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, that may have a material and adverse effect on the business, assets, liabilities, financial condition, operations, or business prospects of the Borrower and its subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under this Agreement, the Note or the Pledge Agreement. Neither the Borrower nor any subsidiary has knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any such agreement, instrument, restriction, judgment, decree, or order except as the Borrower has notified the Lender in writing before the date of this Agreement.

         SECTION 5.7. REGULATION U. The Borrower is not engaged principally in, nor is one of the Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

         SECTION 5.8. LlTlGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or, to the knowledge of the Borrower or its officers, overtly threatened, against the Borrower or any subsidiary that would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations, or prospects of the Borrower and its subsidiaries taken as a whole, except as set forth (including estimates of the dollar amounts involved) in a schedule furnished by the Borrower to the Lender before this Agreement was signed.

         SECTION 5.9. SUBSIDIARIES. Each Subsidiary Bank and all other subsidiaries and affiliates are listed in Exhibit C to this Agreement.

         SECTION 5.10. BANK HOLDING COMPANY. To the best of its knowledge, the Borrower has complied with all federal, state and local laws pertaining to bank holding companies, including without limitation the Bank Holding Company Act of 1956, as amended, and to the best of its knowledge there are no conditions precedent or subsequent to its engaging in the business of being a registered bank holding company.

                              SECTION 6. COVENANTS

         Until all obligations of the Borrower hereunder and under the Note and Pledge agreement are paid and fulfilled in full, the Borrower agrees that it shall, and shall cause any subsidiary to, comply with the following covenants, unless the Lender otherwise gives its prior written consent:

         SECTION 6.1. CORPORATE EXISTENCE, MERGERS, ETC. The Borrower and each subsidiary shall preserve and maintain its corporate existence, rights, franchises, licenses, and privileges, and will not liquidate, dissolve, or merge or consolidate with or into any other corporation, or sell, lease, transfer, or otherwise dispose of all or a substantial part of its assets, except that:

         (a) Any subsidiary (other than the Bank) may merge or consolidate with or into any one or more wholly-owned subsidiaries of the Borrower; and

         (b) Any subsidiary (other than the Bank) may sell, lease, transfer, or otherwise dispose of any of its assets to the Borrower or one or more wholly-owned subsidiaries.

         SECTION 6.2. REPORTS, CERTIFICATES, AND OTHER INFORMATION. The Borrower shall furnish to the Lender:

         (a) Interim Reports. Within forty-five (45) days after the end of each quarter (except the last quarter) of each fiscal year of the Borrower, a copy of an unaudited consolidated financial statement of the Borrower and its subsidiaries prepared on a basis consistent with the audited consolidated financial statements referred to in Section 5.3 of this Agreement (except that such reports do not need footnotes or statements of changes as required for such audited statements), signed by an authorized officer of the Borrower and consisting of at least (i) a balance sheet as at the close of such quarter and (ii) a statement of earnings for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

         (b) Annual Report. Within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the annual report of the Borrower and its subsidiaries prepared on a consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with prior consolidated financial statements of the Borrower and its subsidiaries, which annual report shall be duly certified by independent certified public accountants of recognized standing satisfactory to the Lender, accompanied by an opinion without significant qualification.

         (c) Call Reports. Copies of the Bank's call reports at the same time such reports are filed, or required to be filed, with any regulatory agency.

         (d) Certificates. Contemporaneously with the furnishing of a copy of each annual report, and of each quarterly statement and of each Call Report provided for in this Section a certificate signed by either the President or the Chief Financial
                  Officer of the Borrower, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of and showing compliance with all financial ratios or restrictions contained in this Agreement.

         (e) Reports to Shareholders. Copies of each communication from the Borrower or any subsidiary to shareholders generally, promptly upon the filing or making thereof.

         (f) Reports to and Filings with the Securities and Exchange Commission. Promptly upon the filing or making thereof, copies of each filing and report made by the Borrower or any subsidiary (including any Subsidiary Bank) with or to the Securities and Exchange Commission.

         (g) Schedule of Non-Performing Loans. If such information shall not be stated at least quarterly on the reports and filings described in subsections (a), (b) and (c) of this Section 6.2, promptly after the end of each quarter of each fiscal year of the Borrower, a schedule signed by either the President or the Chief Financial Officer of the Borrower, dated as of the last day of such quarter, listing for the Borrower on a consolidated basis the amount of all loans made by the Borrower or any Subsidiary Bank that are ninety (90) days or more past due (either principal or interest), in non-accrual status, or listed as "other restructured" or "other real estate owned" in any reports to regulatory authorities.

         (h) Notice of Default, Litigation, and ERISA Matters. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by the Borrower or any subsidiary affected in respect thereof: (i) the occurrence of an Event of Default or Unmatured Event of Default; or (ii) the issuance of any cease and desist order, memorandum of understanding, cancellation of insurance, or proposed disciplinary action from the Federal Deposit Insurance Corporation or other regulatory entity or the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to the Borrower or any subsidiary on a consolidated basis or to the Bank; or (iii) the occurrence of a reportable event under, or the institution of steps by the Borrower or any subsidiary to withdraw from, or the institution of any steps to terminate, any employee benefit plans as to which the Borrower or any of its subsidiaries may have any liability.

         (i) Other Information. From time to time such other information, financial or otherwise, concerning the Borrower, any subsidiary, or delinquent or non-performing loans as to the Lender may reasonably request.

         SECTlON 6.3. INSPECTION. The Borrower and any subsidiary shall permit the Lender and its agents at any reasonable time during normal business hours to inspect their properties and, to the full extent permitted by applicable law and subject to applicable confidentiality laws, to inspect and make copies of their books and records.

         SECTION 6.4. FINANCIAL REQUIREMENTS. Borrower shall maintain a minimum consolidated tangible net worth equal to at least twice the outstanding principal balance of the Note. The Bank shall maintain Tier 1 capital in an amount equal to at least twice the unpaid principal balance of the Note. For purposes of this Section 6.4, the term "Tier 1 capital" shall have the meaning attributed to it, and shall be determined in accordance with, the capital formula currently used by the primary federal regulator of the Bank.

         SECTlON 6.5. INDEBTEDNESS, LIENS AND TAXES. The Borrower and each subsidiary shall:

         (a) Indebtedness. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money or the deferred purchase price of property or services (specifically including but not limited to indebtedness in respect of money borrowed from financial institutions but excluding deposits), except for: (i) indebtedness incurred hereunder; (ii) indebtedness existing on the date of this Agreement shown on the financial statements furnished to the Lender before this Agreement was signed; (iii) indebtedness of the Subsidiary Banks arising in the ordinary course of the banking business of the Subsidiary Banks; and (iv) indebtedness in the aggregate amount at any one time not to exceed $20,000,000.00

         (b) Liens. Except for the pledge of Bank stock to Lender, not create, suffer or permit to exist any lien, encumbrance, or pledge of any kind or nature upon or of any of their assets now or hereafter owned or acquired (specifically including but not limited to the capital stock of any of the Subsidiary Banks), or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this Section shall not be deemed to apply to: (i) liens existing on the date of this Agreement which are reflected in the financial statements referred to in Section 5.3 hereinabove; (ii) liens of landlords, contractors, laborers or supplymen, tax liens, or liens securing performance or appeal bonds or other similar liens or charges arising out of the Borrower's business, but not involving any deposits or advances or the deferred purchase price of property or services, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established; (iii) liens securing borrowings or advances from the Borrower by wholly-owned subsidiaries; and (iv) liens on the assets of any Subsidiary Bank arising in the ordinary course of the banking business of such Subsidiary Bank.

         (c) Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon them, upon their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and as to which adequate reserves shall have been established, and as to which no foreclosure, distraint, sale, or similar proceedings have commenced.

         (d) Keep Well Agreements. Not assume, guarantee, endorse, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to the obligation of any other person or entity other than a wholly-owned subsidiary, except (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, issuance of letters of credit or similar instruments or documents in the ordinary course of business, and (ii) as permitted by this Agreement.

         SECTION 6.6. INVESTMENT AND LOANS. Neither the Borrower nor any subsidiary shall make any loan, advance, extension of credit, or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any person except that,
(a) the Borrower may invest, by way of purchase of securities or capital contributions, in the Subsidiary Banks or any other bank or banks, and upon the Borrower's purchase or other acquisition of fifty percent (50%) of the stock of any bank, such bank shall thereupon become a "Subsidiary Bank" for all purposes under this Agreement; (b) the Borrower may invest, by way of loan, advance, extension of credit (whether in the form of lease, conditional sales agreement, or otherwise), purchase of securities, capital contributions, or otherwise, in subsidiaries other than banks or Subsidiary Banks; (c) the Borrower and any subsidiary may purchase or otherwise acquire or own short-term money market items (specifically including but not limited to preferred stock mutual funds); and (d) the Subsidiary Banks may make any investment permitted by applicable governmental laws and regulations. Nothing in this Section 6.6 shall prohibit the Borrower or any Subsidiary Bank from making loans, advances, or other extensions of credit in the ordinary course of banking upon substantially the same terms as heretofore extended by them in such business or upon such terms as may at the time be customary in the banking business.

         SECTION 6.7. CAPITAL STRUCTURE AND DIVIDENDS. Neither the Borrower nor any subsidiary shall declare or pay any dividend (other than dividends payable in its own common stock or to the Borrower) or make any other distribution in respect of such shares other than to the Borrower, except that the Borrower may declare or pay cash dividends to holders of the stock of the Borrower in any fiscal year in an amount not to exceed 50% of the Borrower's consolidated net income for the immediately preceding fiscal year; provided that no Event of Default or Unmatured Event of Default exists as of the date of such declaration or payment or would result therefrom. The Borrower shall at all times own, directly or indirectly, the same (or greater) percentage of the stock of each subsidiary that it held on the date of this Agreement. No subsidiary shall issue any additional voting shares of capital stock other than to the Borrower.

         SECTION 6.8. MAINTENANCE OF PROPERTIES. The Borrower and any subsidiary shall maintain, or cause to be maintained, in good repair, working order and condition, all their properties (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 6.9 INSURANCE. The Borrower and any subsidiary shall maintain with insurers of recognized responsibility insurance in such amounts and against such risks as is required by law and such other insurance, in such amount and against such hazards and liabilities, as is customarily maintained by bank holding companies and banks similarly situated. Each Subsidiary Bank shall have deposits insured by the Federal Deposit Insurance Corporation.

          SECTION 6.10. USE OF PROCEEDS.

         (a) Regulation U. The Borrower and any subsidiary shall not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by the Lender, the Borrower and any subsidiary will furnish to the Lender a statement in conformity with the requirements of Federal Reserve Form U-1 to the foregoing effect. No part of the proceeds of the Loans will be used for any purpose which violates or is inconsistent with the provisions of Regulation U or X of the Board of Governors.

         (b) Tender Offers and Going Private. Without the Lender's prior written consent, neither the Borrower nor any subsidiary shall use (or permit to be used) any proceeds of the Loans to acquire any security in any transaction which is subject to
                  Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or any regulations or rulings thereunder.

         (c) Use of Proceeds. The proceeds of the Loan shall be used by the Borrower for working capital.

          SECTION 7. CONDITIONS OF LENDING

          SECTION 7.1. DOCUMENTATION: FIRST LOAN. In addition to the conditions precedent set forth in Section 7.2, the obligation of the Lender to make the Loan is subject to the conditions precedent that the Lender shall have received all of the following, each duly executed and dated the date of the Note, in form and substance satisfactory to the Lender and its counsel, at the expense of the Borrower, and in such number of signed counterparts as the Lender may request (except for the Note, of which only the original shall be signed):

         (a) Note. The Note in the form of Exhibit A, with appropriate insertions;

         (b) Resolution. A copy of a resolution of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Note, the Pledge Agreement and the other documents provided for in the Agreement, certified by the Secretary of the Borrower;

         (c) Articles of Incorporation and By-laws. A copy of the articles of incorporation and by-laws of the Borrower, certified by the Secretary of the Borrower;

         (d) Certificate of Incumbency. A certificate of the Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement, the Note, the Pledge Agreement and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (the Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

         (e) Certificate of No Default. A certificate signed by the President, the Chief Financial Officer or the Treasurer of the Borrower to the effect that: (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of the Loan; and (ii) the representations and warranties of the Borrower contained herein are true and correct as at the date of the Loan as though made on that date; and

         (f) Miscellaneous. Such other documents and certificates as the Lender may reasonably request.

                 SECTION 7.2. REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

         (a) Representations and Warranties. At the date of the Note and any renewal of the Loan the Borrower's representations and warranties set forth herein shall be true and correct as at such date with the same effect as though those representations and warranties had been made on and as at such date.

         (b) No Default. At the date of the Note and any renewal of the Loan, and immediately after giving effect to each Loan, the Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of any Loan, or would result from the making of such Loan.

         SECTION 7.3. RENEWAL. The request by the Borrower for any renewal of the Loan shall be deemed a representation and warranty by the Borrower that the statements in Section 7.2 are true and correct on and as of the date of any such renewal.

                               SECTION 8. DEFAULT

         SECTION 8.1. EVENTS OF DEFAULT. Each of the following occurrences is hereby defined as an "Event of Default":

         (a) (i) Failure to pay, when and as due, any principal payable under the Note; or (ii) (I) failure to pay, when and as due, any interest or other amounts payable under the Note, or failure to comply with or perform any agreement or covenant of Borrower contained herein and (II) such failure shall continue for a period of five (5) calendar days; or

         (b) Any default, event of default, or similar event shall occur or continue under the Pledge Agreement or any other instrument, document, note, agreement, or guaranty delivered to Lender in connection with this agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

         (c) There shall occur any default or event of default, or any event that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money or the acceleration of the maturity thereof under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Borrower, the Bank, any general partner or joint venturer of Borrower, or any guarantor, or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace; or

         (d) Any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower, the Bank, any general partner or joint venturer of Borrower, or any guarantor to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

         (e) Borrower or Bank shall fail to maintain their existence in good standing in their state of formation or shall fall to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospect of Borrower; or

         (f) Borrower, Bank, any general partner or joint venturer of Borrower, or any guarantor shall die, become incompetent, dissolve, liquidate, merge, consolidate, or cease to be in existence for any reason; or

         (g) Any person or entity presently not in control of Borrower shall obtain control directly or indirectly of Borrower, whether by purchase or gift of stock or assets, by contract, or otherwise; or

         (h) Any proceeding (judicial or administrative) shall be commenced against Borrower, Bank, any general partner or joint venturer of Borrower, or any guarantor, or with respect to any assets of Borrower, Bank, any general partner or joint venturer of Borrower, or any guarantor which shall threaten to have a material and adverse effect on the future operations or financial condition of Borrower, Bank, any general partner or joint venturer of Borrower, or any guarantor; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of Fifty Thousand United States Dollars ($50,000) in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to Lender, shall be entered or agreed to in any suit or action commenced against Borrower, Bank, any general partner or joint venturer of Borrower, or any guarantor; or

         (i) The Federal Deposit Insurance Corporation or other regulatory entity shall issue a cease and desist order against the Borrower or Bank; or the Federal Deposit Insurance Corporation or other regulatory entity shall issue an order against the Borrower or Bank materially adverse to the business or operation of the Borrower or Bank; or

         (j) Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Borrower, Bank, any general partner or joint venturer of Borrower, or any guarantor; or Borrower, Bank, any general partner or joint venturer of Borrower, or any guarantor shall take any steps toward, or to authorize, such a proceeding; or

         (k) Borrower, Bank, any general partner or joint venturer of Borrower, or any guarantor shall become insolvent, generally shall fail or be unable to pay its(his)(her) debts as they mature, shall admit in writing its(his)(her) inability to pay its(his)(her) debts as they mature, shall make a general assignment for the benefit of its(his)(her) creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all of a substantial portion of its(his)(her) usual business.

         SECTION 8.2. REMEDIES. Upon the occurrence of any Event of Default set forth in subsections (a)-(i) of Section 8.1 and during the continuance thereof, the Lender or any other holder of the Note may declare the Note and any other amounts owed to the Lender to be immediately due and payable, whereupon the Note and any other amounts payable hereunder shall forthwith become due and payable. Upon the occurrence of any Event of Default set forth in subsections
(j)-(k) of Section 8.1, the Note and any other amounts owed to the Lender shall be immediately and automatically due and payable without action of any kind on the part of the Lender or any other holder of the Note. The Borrower expressly waives presentment, demand, notice, or protest of any kind in connection herewith. No delay or omission on the part of the Lender or any holder of the
Note in exercising any power or right hereunder or under the Note shall impair such right or power or be construed to be a waiver of any Event of Default or Unmatured Event of Default or any acquiescence therein, nor shall any single or partial exercise of power or right hereunder preclude other of further exercise thereof, or the exercise of any other power or right.

                             SECTION 9. DEFINITIONS

         SECTION 9.1. GENERAL.  As used herein:

         (a) The term "affiliate" means any corporation of which the Borrower owns directly or indirectly 20% or more, but less than 50%, of the outstanding voting stock, or any partnership, joint venture, trust or other legal entity of which the Borrower has effective control, by contract or otherwise.

         (b) The term "guarantor" means any person or entity, or any persons or entities severally, now or hereafter guarantying payment or collection of all or any part of the Loans.

         (c) The term "subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which the Borrower owns directly or indirectly 50% or more of the outstanding voting stock or interest, or of which the Borrower has effective control, by contract or otherwise, and shall include all Subsidiary Banks.

         (d) The term "Unmatured Event of Default" means an event or condition which would become an Event of Default, with notice or the passage of time or both.

         (e) Except as and unless otherwise specifically provided herein, all accounting terms in this Agreement shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the most recent financial statements provided to the Lender before this Agreement was signed.

                           SECTION 10. MISCELLANEOUS

         SECTION 10.1. WAIVER OF DEFAULT. The Lender may, by written notice to the Borrower, at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Lender and the Borrower shall be restored to their former position and rights hereunder and under the Note, respectively, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any right consequent thereon or to any subsequent or other Event of Default or Unmatured Event of Default.

         SECTION 10.2 NOTICES. All notices and requests to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid and all demands shall be deemed to have been made when deposited in the mail, certified or registered with return receipt requested, addressed, in each instance, as follows:

         (a) if to the Lender to 130 South Cedar, Manistique, Michigan 49854 (Attention: President);

         (b) if to the Borrower to 209 East Portage Avenue, Sault Ste. Marie, Michigan 49783 (Attention: President)

or to such other address as may be hereafter designated in writing by the respective parties hereto.

         SECTION 10.3. NONWAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of the Lender of any right, power or privilege hereunder shall prelude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.4. SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Note and the Pledge Agreement and the making of the Loan hereunder.

         SECTION 10.5. SUCCESSORS. This Agreement shall, upon execution and delivery by the Borrower, and acceptance by the Lender in Manistique, Michigan become effective and shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Lender.

         SECTION 10.6. CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement.

         SECTION 10.7. SINGULAR AND PLURAL. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others where appropriate.

         SECTION 10.8. COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         SECTION 10.9. FEES.   The Borrower agrees, upon written request of the
Lender, to pay or reimburse the Lender for all reasonable costs and expenses of preparing, negotiating, amending or enforcing this Agreement, the Note or the Pledge Agreement, or preserving its rights hereunder or under any document or instrument executed in connection herewith (including legal fees and reasonable time charges of attorneys who may be employees of the Lender, whether in or out of court, in original or appellate proceedings or in bankruptcy).

         SECTION 10.10. CONSTRUCTION. This Agreement, the Note, the Pledge Agreement and any document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Michigan, and shall be deemed to have been executed in the State of Michigan.

         SECTION 10.11. SUBMISSION TO JURISDICTION; VENUE. To induce the Lender to make the Loans, as evidenced by the Note and this Agreement, the Borrower irrevocably agrees that, subject to the Lender's sole and absolute election, all suits, actions other proceedings in any way, manner or respect, arising out of or from or related to this Agreement, the Note, the Pledge Agreement or any document executed in connection herewith, shall be subject to litigation in courts having suits within Grand Rapids, Michigan. The Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located in Grand Rapids, Michigan. The Borrower hereby waives any right it may have to transfer or change the venue of any suit, action or other proceeding brought against the Borrower by the Lender in accordance with this Section, or to claim that any such proceeding has been brought in an inconvenient forum.


                          NEWBERRY BANCORP, INC.


                          By: /s/ Stephen Lange Ranzini
                              --------------------------------
                              Name: Stephen Lange Ranzini
                              Title: President

                          FIRST NORTHERN BANK & TRUST

                          By: /s/
                              --------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT A
                               PROMISSORY NOTE
$1,000,000.00                                         Sault Ste. Marie, Michigan
                                                              September 28, 1995
                                                              ------------

         FOR VALUE RECEIVED, NEWBERRY BANCORP, INC., a Delaware corporation, of 209 East Portage Avenue, Sault Ste. Marie, MI 49783 (the "Borrower"), promises to pay to the order of FIRST NORTHERN BANK & TRUST, a Michigan banking corporation (the "Lender"), at 130 South Cedar Street, Manistique, MI 49854, or at such other place as the holder may designate in writing, the principal sum of One Million Dollars ($1,000,000.00), together with interest in accordance with the terms of this Note.

         Interest Rate. The interest rate shall be the Prime Rate (as hereinafter defined) plus one-half percent (1/2%). Interest shall be computed on the basis of a 365-day year for the actual number of days outstanding. "Prime Rate" shall mean that variable rate of interest per annum from time to time publicly announced by Citibank N.A., New York, as its prime rate of interest which may not be that bank's lowest rate of interest charged to its most credit worthy customers. Any change in the interest rate occasioned by a change in the Prime Rate shall be effective as of the date of such change.

         Notwithstanding the foregoing, during all times that there exists an event of default and after maturity, the interest rate shall be a per annum rate which is two percent (2%) higher than the interest rate otherwise in effect, but never less than the interest rate in effect immediately following such default or maturity. In addition, a late payment charge to defray administrative expenses in the amount of $.05 for each dollar overdue for more than fifteen (15) days may be assessed by the holder.

         Payment. Accrued interest and Twelve Thousand Five Hundred Dollars ($12,500) shall be paid on February 1, 1996, and on the 1st day of each of May and August, 1996. A final payment of all outstanding principal and accrued interest shall be due and payable on November 1, 1996. All payments shall first be applied against accrued interest, costs and late payment charges, and the balance shall be applied against the principal.

         Prepayment. Borrower may prepay the principal, in whole or in part, at any time without premium or penalty. Borrower may from time to time prepay any principal, in whole of in part at any time, without premium of penalty. All prepayments of principal shall include interest accrued to the date of prepayment on the principal amount being prepaid. Amounts prepaid may not be reborrowed. Any partial prepayments shall be applied to principal last coming due.

         Security. The indebtedness evidenced by this Note and any extensions, renewals or modifications of such indebtedness is secured by shares of capital stock of University Bank pursuant to a Pledge Agreement ("Pledge") of even date executed by Borrower.

         Events Of Default; Acceleration. This Note evidences indebtedness incurred under a certain Loan Agreement dated as of September 28, 1995, executed by and between the Borrower and the Lender (and, if amended, restated or replaced, all amendments, restatements and replacements thereto or therefore, if any,)(the "Loan Agreement"), to which Loan Agreement reference is hereby made for a statement of terms and provisions, including those under which this Note may be considered in default and have its due date accelerated.

         Upon the occurrence of an event of default, the holder of this Note may, without notice or demand, declare the entire principal balance of this Note, together with all accrued interest, immediately due and payable.

         General Provisions. Any failure by the holder to exercise any right under this Note, including the right to accelerate Borrower's obligations upon the occurrence of an event of default, shall not constitute a waiver of the right to exercise such right while such default continues or upon another default. No waiver or release shall be binding against the holder unless given in writing by such holder.

         In addition to all indebtedness and accrued interest, Borrower agrees to pay all costs of collection and enforcement of this Note, the Pledge or any related agreement including, without limitation, attorneys fees.

         At no time shall the interest rate on this Note exceed the highest interest rate permitted by law; to the extent amounts received by the holder are attributable to an interest rate in excess of that permitted by law, such amounts shall be deemed permitted prepayments of principal last coming due and applied as such without premium or penalty.

         Borrower waives presentment, demand, protest, notice of protest and notice of dishonor of this Note, except as otherwise provided herein.

         This Note shall be governed by and construed in accordance with the laws of the state of Michigan.

                          NEWBERRY BANCORP, INC.

                          By: /s/ Stephen L. Ranzini
                              ----------------------------
                          Its:    President
                              ----------------------------
                          And By: /s/ Joseph L. Ranzini
                                 -------------------------
                          Its: Chairman
                              ----------------------------

                                                                       EXHIBIT B


                                PLEDGE AGREEMENT

        This is an agreement made as of the 28th day of September, 1995, by and between NEWBERRY BANCORP, INC., 209 East Portage Avenue, Sault St. Marie, MI 49783 (the "Pledgor") in favor of FIRST NORTHERN BANK & TRUST, a Michigan banking corporation of 130 South Cedar, Manistique, MI 49854 (the "Lender").

                                   RECITALS:

         The Pledgor is proposing to borrow One Million Dollars ($1,000,000.00) (the "Loan") from the Lender pursuant to a promissory note of even date (the promissory note and any renewal promissory note are referred to in this Agreement as the "Note"). The Lender has agreed to lend the funds to the Pledgor but will not do so unless and until the Lender receives a pledge of all the issued and outstanding capital stock of University Bank Ann Arbor, Michigan ("Bank") as provided in a certain Loan Agreement of even date ("Loan Agreement"). In order to induce the Lender to make the loan to the Pledgor, the Pledgor is willing to pledge all the capital stock of the Bank ("Pledged Stock") to Lender to secure the obligations of the Pledgor under the Note.

                 NOW THEREFORE, the Pledgor agrees and engages with the Lender as follows:

                                   AGREEMENT

         1. The Pledgor represents, warrants and agrees that all of the certificates representing the Pledged Stock are genuine and all shares of the Pledged Stock are duly and validly issued and outstanding and all shares of Pledged Stock are free from any adverse claims or any other security interests or restrictions on transfer, except as stated on the certificates representing the shares, and all persons or entities executing this document have full authority and capacity to do so and are fully bound by the terms and conditions of this Agreement and the Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of the Bank.

         2. The Pledgor, in consideration of the Lender making the Loan to the Pledgor and accepting Pledgor's Note, acknowledges and agrees that the Lender shall have, and the Pledgor shall and does hereby grant to the Lender a security interest in, and pledges to the Lender, the Pledged Stock, which is more fully described on Exhibit I attached hereto and incorporated by reference.

         3. The Lender shall hold the Pledged Stock as security for payment of the principal amount of the Note plus interest thereon. Pledgor hereby appoints the Lender as attorney to transfer the Pledged Stock to the name of the Lender on the books of the Bank. However, until an event of default by the Pledgor in payment on the Note, the Lender shall hold the certificates in the Pledgor's name in the form received, duly endorsed for transfer or accompanied by separate stock powers. In the event of an event of default by Pledgor in payment on the Note or if any event occurs which would be an event of default as defined in the Loan Agreement, the Lender shall have the right to transfer the Pledged Stock to its name on the books of the Bank for the purpose of exercising its rights as a secured creditor. The Lender shall not encumber or dispose of the Pledged Stock except in accordance with Paragraph 8 hereof.

         4. All dividends paid with respect to the Pledged Stock shall belong to the Pledgor so long as the Pledgor is not in default under this agreement or under the Loan Agreement and so long as the Pledgor is not in default in payment of the Note.

         5. As long as there is not an event of default under this agreement or under the Loan Agreement and as long as the Pledgor is not in default in payment under the Note, Pledgor shall have the right to vote the Pledged Stock on all matters submitted to stockholder vote.

         6. In the event of any stock dividends, distribution, reclassification or other adjustment in the capitalization of the Bank any additional shares or other securities issued by reason thereof with respect to the Pledged Stock shall be held by the Lender as collateral security as aforesaid, subject to the terms of this Agreement,

         7. The Pledgor also agrees: (a) to any extension of time for the payment of the Note without limit as to the number or the aggregate period of such extensions; (b) that the Lender may make or consent to any form of adjustment, compromise or composition respecting any indebtedness of the Pledgor or any collateral securing the same and may release any or all such security; (c) to the granting of any other indulgences to the Pledgor; (d) that any and all of the foregoing may be without notice to or the further consent of the Pledgor; and (e) that none of the foregoing actions shall in any way affect, reduce or extinguish the interest of the Lender in the Pledged Stock.

         8. In the event an event of default shall be in effect under the Agreement or under the Loan Agreement or in the event that the Pledgor defaults in payment of principal or interest on the Note which default is not cured within the time period provided under the note or the Loan Agreement and such event of default remains in effect, the Lender may, upon fifteen (15) business days prior written notice to the Pledgor at the address stated at the end of this Agreement by certified mail or by facsimile transmission or by personal delivery, sell the Pledged Stock at public or private sale in accordance with the requirements of Michigan law. The Lender may purchase the Pledged Stock or any part thereof at any such sale to the extent permitted by Michigan law. Out of the proceeds of any sale, the Lender shall retain an amount equal to the principal and interest then due on the Note plus the amount of the expenses of the sale and shall pay any balance of the proceeds to the Pledgor.

         9. Upon the Pledgor's payment of the entire principal of the Note, together with all interest due thereon, the Pledged Stock shall be released from the terms of this Agreement and shall be delivered by the Lender to the Pledgor, duly endorsed for transfer or accompanied by a duly executed stock power and this Agreement shall be cancelled and terminated.

         10. Agreement may be signed in multiple counterparts each of which shall be deemed an original. This is the entire agreement of the Pledgor as to the subject matter of this agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of this 28th day of September, 1995.

                             PLEDGOR:


                             NEWBERRY BANCORP, INC,


                             BY:  Stephen Lange Ranzini
                                 -------------------------------
                             Its: President
                                 -------------------------------

               Address and Facsimile Number for Notice Purposes:

                            209 East Portage Avenue
                          Sault Ste. Marie, MI  49783
                          Facsimile No. (906) 635-5397

                                                                       EXHIBIT C


                              LIST OF SUBSIDIARIES

   1.      University Bank, a Michigan banking corporation, Ann Arbor, MI

   2. Arbor Street, LLC, Sault Ste. Marie, MI (a wholly-owned subsidiary of University Bank).

                                   EXHIBIT 1
                              TO PLEDGE AGREEMENT

The Pledged Stock consists of 20,000 shares of the common stock of University Bank represented by the following certificates delivered by Pledgor to the
Lender:

Certificate No.     Registered Owner               Number of Shares
---------------     ----------------               ----------------
                    Newberry Bancorp, Inc.             20,000
